ADVOCATES | SOLICITORS

REGISTERED TRADEMARK AGENT

何,徐和丘律师事务所

N-9-3, Pusat Perdagangan
Bandar Bukit Jalil,
Persiaran Bukit Jalil 2,
57000 Kuala Lumpur

P: 013-355 6175
E: office.bj@asklegalfirm.com

Working Hours
Mondays - Fridays
9.00 a.m. to 6.00 p.m.

Partners

AMOS HO CHERN WEY
LL.B (HONS) UNIVERSITY OF LONDON
CLP

JOE SEW CHIN CHEUNG
LL.B (HONS) UNIVERSITY OF LONDON
CLP

CALVIN KIEW WING KHONG
LL.B (HONS) UNIVERSITY OF LONDON
CLP

Associates

CARRIE TANG CHIA CHIE
LL.B (HONS) UNIVERSITY OF LONDON
CLP

LOO HUI KUAN
LL.B (HONS) UNIVERSITY OF LONDON
CLP

YAP SWEN YEE
LL.B (HONS) UNIVERSITY OF THE WEST OF ENGLAND
LL.M (MEDICAL LAW) QUEEN MARY, UNIVERSITY OF LONDON
LL.M (BPTC)

Our File Reference: ASK/K/C22.116/B/AXHC

Date: 29th September 2022

TO WHOM IT MAY CONCERN **PRIVATE & CONFIDENTIAL**

Dear Sir,

RE: REVIEW OF FORM F-1 (REGISTRATION STATEMENT UNDER THE SECURITIES ACT 1933) FOR ANGKASA-X HOLDINGS CORP.

We refer to the above matter wherein we have been appointed by Angkasa-X Holdings Corp. (Company Reg No. LL17110) ("our Client") as their Malaysia legal counsel to review the relevant documents which include Form F-1 for our Client's listing exercise in ensuring the accuracy and relevancy of the Laws of Malaysia mentioned in Form F-1.

For all intents and purposes, we hereby confirmed that we have reviewed the accuracy and relevancy of the legislation and regulations in Malaysia as mentioned in Form F-1 particularly to the following provisions: -

(a) Enforcement of Civil Liabilities;
(b) Malaysia Taxation; and
(c) Variable Interest Entity (VIE) Agreement.

The above confirmation and opinion expressed in this letter are rendered for reference without assumption of responsibility on our part.

Yours faithfully,
for and on behalf of
MESSRS AMOS HO, SEW & KIEW

....

KIEW WING KHONG, CALVIN